FOR IMMEDIATE RELEASE
NOVEMBER 23, 2009
PHONE: 609-561-9000
IR: STEPHEN CLARK x4260 e-mail: sclark@sjindustries.com
PR: JOANNE BRIGANDI x4240 e-mail: jbrigandi@sjindustries.com

SOUTH JERSEY INDUSTRIES RAISES DIVIDEND 11%

FOLSOM, NJ – South Jersey Industries (NYSE:SJI) announced today that its board of directors voted to increase the company’s regular quarterly dividend from $0.2975 to $0.33 per share. The increase equates to an annualized dividend of $1.32, a $0.13 per share increase over the previous level. This marks the 11th year in a row that SJI has increased its dividend.

“Our performance in a difficult economic environment in 2009, coupled with very attractive growth opportunities ahead of us, supported this significant dividend increase,” stated Edward J. Graham, SJI chairman, president and CEO. “SJI’s board approved the 11% hike, well above the base growth level of 6% to 7% per year cited in its dividend policy, to emphasize its confidence in SJI’s future,” continued Graham. Since the end of 2005, SJI has raised its annual dividend by $0.42 per share, an increase of 47%.

Factors that the board considers when setting the dividend include future earnings expectations, payout ratio, and dividend yield relative to those at peer companies as well as returns available on other income-oriented investments. SJI recognizes that dividends are an important income source for many of our shareholders, and remains committed to providing a secure, growing dividend.

The dividend is payable December 29, 2009 to shareholders of record at the close of business December 10, 2009. SJI has paid dividends for 58 consecutive years.

- MORE -

SJI Dividend Increase Add 1

Forward-Looking Statement
This news release contains forward-looking statements. All statements other than statements of historical fact included in this press release should be considered forward-looking statements made in good faith by the Company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release words such as “anticipate”, “believe”, “expect”, “estimate”, “forecast”, “goal”, “intend”, “objective”, “plan”, “project”, “seek”, “strategy” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; the timing of new projects coming online; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in our distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers, suppliers or business partners to fulfill their contractual obligations; and changes in business strategies. SJI assumes no duty to update these statements should actual events differ from expectations.

About South Jersey Industries
South Jersey Industries (NYSE: SJI) is an energy services holding company.  A member of the KLD Global Climate 100 Index, SJI offers solutions to global warming through renewable energy, clean technology and efficiency.  South Jersey Gas, one of the fastest growing natural gas utilities in the nation, strongly advocates the efficient use of energy while safely and reliably delivering natural gas in southern New Jersey. South Jersey Energy Solutions, the parent of SJI’s non-regulated businesses, provides innovative, environmentally-friendly energy solutions that help customers control energy costs. South Jersey Energy acquires and markets natural gas and electricity for retail customers, and offers energy-related services. Marina Energy develops and operates on-site energy projects.  South Jersey Resources Group provides wholesale commodity marketing and risk management services.  South Jersey Energy Service Plus installs, maintains and services residential and commercial heating, air conditioning and water heating systems, services appliances, installs solar systems, provides plumbing services and performs energy audits. For more information about SJI and its subsidiaries, visit http://www.sjindustries.com.

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